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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 9, 2000


                       INFORMATION ARCHITECTS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                 NORTH CAROLINA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                               0-22325 87-0399301
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)



       4064 COLONY ROAD, CHARLOTTE, NORTH CAROLINA          28211
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                                  704-365-2324
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE




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Item 5.  Other Events.

FINANCING

         Information Architects Corporation ("Company") has completed a private placement of 165,714 shares of Series A Preferred Stock, par value $.001 per share ("Preferred Stock") to various investors (collectively "Investors") at a price of $70 per share, resulting in total cash proceeds to the Company in the amount of $11,599,980. The Preferred Stock is convertible into shares of Company common stock, par value $.001 ("Common Stock") at a conversion ratio of ten (10) shares of Common Stock for every share of Preferred Stock. The conversion ratio may be adjusted one time to require the Company to issue additional shares of Preferred Stock, if on December 7, 2000 the five day average of the closing price of the Common Stock is below $7.00 per share with a floor of $5.00 per share. Neither the Preferred Stock, Investor Warrants nor Stonegate Warrants (as defined below) may be converted or exercised into shares of Common Stock until after August 11, 2000. The proceeds from the sale of the Preferred Stock will be used for marketing and internal working capital purposes.

         In addition to the issuance of the Preferred Stock, the Company issued warrants to the Investors to purchase 828,570 shares of Common Stock for an exercise price of $7.00 (the "Investor Warrants"). The Investor Warrants contain a provision that allows for the exercise price of the Investor Warrant to be adjusted at 6 and 12 months to the then current closing price of the Common Stock in the event of the following:

         A. If on December 7, 2000 the five day average of the closing price of the Common Stock is below $7.00;

         B. If on June 7, 2001 the five day average of the closing price of the Common Stock is below $7.00; or

         C. If at any time prior to June 7, 2001, the Company issues securities with a price of less than $7.00 per share of Common Stock.

The Investor Warrant also contains a provision that if after August 11, 2000 the average closing price of the underlying Common Stock, equals or exceeds 200% of the exercise price for any ten (10) trading days within a thirty (30) consecutive trading day period, the Company may, at its option, redeem the Investor Warrants. The Investors have the option to exercise the Investor Warrants prior to such redemption becoming effective.

         Stonegate Securities, Inc. acted as the placement agent for the transaction and received 16,572 warrants to purchase shares of Preferred Stock ("Stonegate Warrants") at a price of $70 per share, as well as six percent (6%) of the proceeds. Both the shares of Common Stock underlying the Preferred Stock issued to the Investors and the Common Stock issuable upon exercise of the Stonegate Warrants and Investor Warrants will be registered for resale pursuant to a Registration Statement on Form S-3 filed with the SEC.

         The foregoing description is only a summary and is qualified in its entirety by reference to (a) the (i) Subscription Agreement, between us and the Investors, (ii) Form of Warrant to purchase shares of Common Stock, issued by us to the Investors, and (iii) Warrant to purchase shares of Preferred Stock, dated as of June 7, 2000, issued by the Company to Stonegate Securities, Inc., all as dated as of June 7, 2000, and (b) the Articles of Amendment, including the Certificate of the Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of Information Architects Corporation, all as attached to this Form 8-K as Exhibits 10.21, 10.22, 10.23 and 3.3, respectively.



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AUDIT COMMITTEE CHARTER

         On May 26, 2000, the Company's Board of Directors adopted the Audit Committee Charter as attached to this Form 8-K as Exhibit 99.7.

Item 7(c).        Exhibits

         Exhibit No.                Description

          3.3 Articles of Amendment, including Certificate of the Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of Information Architects Corporation

         10.21 Subscription Agreement, dated as of June 7, 2000 between the Company and the Investors

         10.22 Form of Warrant to purchase shares of Common Stock, dated as of June 7, 2000, issued by the Company to the Investors

         10.23 Warrant to purchase shares of Preferred Stock, dated as of June 7, 2000, issued by the Company to Stonegate Securities, Inc.

         99.7              Audit Committee Charter

         99.8 Press Release issued by Information Architects Corporation on June 8, 2000

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Information Architects Corporation
                            (Registrant)

                            By: /s/ ROBERT F. GRUDER
                                ---------------------------------
                                Robert F. Gruder
                                Chief Executive Officer

Dated:  June 9, 2000



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